Exhibit 99.1

VeriFone, Inc. 2099 Gateway Place, Suite 600 San Jose, CA, 95110 www.verifone.com

Investor Contact:

William Nettles - Director Corporate Development & IR

Tel: 408-232-7843

Email: ir@verifone.com

Editorial Contact:

Pete Bartolik

VeriFone, Inc.

Tel: 508-283-4112

Email: pete_bartolik@verifone.com

VeriFone Completes Acquisition of Lipman — Complementary Geographies Create Technology Leader across most Markets — Increases Operating Model Targets — New Management Team Announced

SAN JOSE, CA — November 1, 2006 — VeriFone Holdings, Inc. (NYSE: PAY; TASE: PAY) today announced the completion of its acquisition of Lipman Electronic Engineering, Ltd. and an enhanced management team to lead the enlarged company.   Additionally, VeriFone today is reaffirming operating model targets resulting from the benefits of its increased scale and geographic reach.

“Our acquisition of Lipman combines the two strong financial performers in the industry and, due to the very complementary geographic concentrations of the companies, we have created the undisputed payment technology leader in the world,” said VeriFone Chairman and CEO Douglas G. Bergeron.

“VeriFone’s new or expanded leadership position in North America and in Asia, Latin America, and many markets in Europe allows us to participate fully in the highest revenue growth areas of the world,” Bergeron said. “Our new research and development scale gives us the unique capabilities to meet the increasingly complex security standards for payment transactions and to be first-to-market with the increasingly complex systems and solutions our customers demand.

“VeriFone is committed to continuing and expanding the NURIT product family, offering our customers around the world the flexibility to maintain and enhance their installed base of systems with a lower total cost of ownership,” Bergeron said.

UPDATED FINANCIAL OPERATING MODEL TARGETS

The Company is reaffirming the improved long-term operating model that was announced on April 10, 2006.  Specifically:

•      Revenue growth is expected to be between 10% and 15%.

•      Gross profit margin target, as adjusted for amortization of intangibles and stock-based compensation, is expected to be in the range of 42% to 47%.

•      EBITDA margin target, as adjusted for amortization of intangibles, amortization of debt issuance costs and stock-based compensation, is expected to be in the range of 18% to 24%.

•      Net profit margin target, as adjusted for amortization of intangibles, debt issuance costs and stock-based compensation, is expected to be in the range of 12% to 17%.

In addition, the Company is also reaffirming the guidance of $1.40 to $1.42 per share in earnings on a net income as adjusted basis for the 2007 fiscal year starting on November 1, 2006, which was provided on the third quarter earnings conference call.

FULLY INTEGRATED MANAGEMENT TEAM

VeriFone is announcing the following executive appointments:

•      William Atkinson has been named executive vice president, Payment Systems, responsible for all international business activity, the North American financial group, and the company’s vertical market systems groups.

•      Isaac Angel has been named executive vice president of operations.

•      David Turnbull has been named global head of research and development.

•      Jesse Adams has been named vice chairman of VeriFone.

•      Additionally, Bud Waller continues as executive vice president, Integrated Systems, responsible for the company’s Petroleum Systems group, Multi-Lane systems group, and software systems group.   Barry Zwarenstein continues to serve as chief financial officer and executive vice president.

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY; TASE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets.  VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical and factual information contained herein, the matters set forth in this news release, including the amount and type of merger consideration to be received and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the satisfaction of closing conditions contained in the merger agreement and other risk factors relating to our industry as detailed from time to time in each of VeriFone’s reports filed with the SEC, including its most recent Annual Report on Form 10-K. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, VeriFone undertakes no obligation to update publicly any forward-looking statements herein, whether as a result of new information, future events or otherwise.